CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-203236, 333-126712, 333-114785, 333-31630 and 333-275356 on Form S-3 and Registration Statement Nos. 333-256025, 333-249898 and 333-272041 on Form S-8 of our reports dated February 14, 2025, relating to the financial statements of Acadia Realty Trust and the effectiveness of Acadia Realty Trust 's internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ DELOITTE & TOUCHE LLP

New York, New York

February 14, 2025